Exhibit 4.1
                                                                     -----------



                                 TRUST AGREEMENT

         TRUST AGREEMENT, between MS Structured Asset Corp. (the "Depositor") and LaSalle Bank National Association (the "Trustee"), made as of the date set forth in Schedule I attached hereto, which Schedule together with Schedules II and III attached hereto, are made a part hereof. The terms of the Standard Terms for Trust Agreements, dated March 5, 2003 (the "Standard Terms") are, except to the extent otherwise expressly stated, hereby incorporated by reference herein in their entirety with the same force and effect as though set forth herein. Capitalized terms used herein and not defined shall have the meanings defined in the Standard Terms. References to "herein", "hereunder", "this Trust Agreement" and the like shall include the Schedule I attached hereto and the Standard Terms so incorporated by reference.

         WHEREAS, the Depositor and the Trustee desire to establish the Trust identified in Schedule I attached hereto (the "Trust") for the primary purposes of (i) holding the Underlying Securities, (ii) issuing the Warrants and (iii) issuing the Units;

         WHEREAS, the Depositor desires that the respective beneficial interests in the Trust be divided into transferable fractional shares, such shares to be represented by the Units;

         WHEREAS, the Depositor desires to appoint the Trustee as trustee of the Trust and the Trustee desires to accept such appointment;

         WHEREAS, the Depositor shall transfer, convey and assign to the Trust without recourse, and the Trust shall acquire, all of the Depositor's right, title and interest in and under the Underlying Securities and other property identified in Schedule II to the Trust Agreement (the "Trust Property"); and

         WHEREAS, the Trust agrees to acquire the Trust Property specified herein in consideration for Units having an initial Unit Principal Balance and an initial Notional Amount, as applicable, identified in Schedule I attached hereto, subject to the terms and conditions specified in the Trust Agreement;

         NOW THEREFORE, the Depositor hereby appoints the Trustee as trustee hereunder and hereby requests the Trustee to receive the Underlying Securities from the Depositor and to issue in accordance with the instructions of the Depositor Units having the terms specified in Schedule I attached hereto, and the Trustee accepts such appointment and, for itself and its successors and assigns, hereby declares that it shall hold all the estate, right, title and interest in any property contributed to the trust account established hereunder (except property to be applied to the payment or reimbursement of or by the Trustee for any fees or expenses which under the terms hereof is to be so applied) in trust for the benefit of all present and future Holders of the fractional shares of beneficial interest issued hereunder, namely, the Unitholders, and subject to the terms and provisions hereof.

         IN WITNESS WHEREOF, each of the undersigned has executed this instrument as of the date set forth in the Schedule I attached hereto.

                                       LASALLE BANK NATIONAL ASSOCIATION
                                           as Trustee on behalf of the Trust
                                           identified  in  Schedule I
                                           hereto, and not in its individual
                                           capacity



                                       By:  /s/ Ann M. Kelly
                                            ----------------------------
                                            Name:  Ann M. Kelly
                                            Title: Assistant Vice
                                                   President


                                       LASALLE BANK NATIONAL ASSOCIATION
                                           as Warrant Agent



                                       By:  /s/ Ann M. Kelly
                                            ----------------------------
                                            Name:  Ann M. Kelly
                                            Title: Assistant Vice President



                                       MS STRUCTURED ASSET CORP.



                                       By: /s/ John Kehoe
                                           ----------------------------
                                           Name:  John Kehoe
                                           Title: Vice President



Attachments: Schedules I, II and III

                                   Schedule I
                           (Terms of Trust and Units)

Trust:                                  SATURNS Trust No. 2003-7

Date of Trust Agreement:                May 7, 2003

Trustee:                                LaSalle Bank National Association

Units:

                                        The Trust will issue two classes of
                                        Units: the Class A Units and the Class B
                                        Units. Only the Class A Units will be
                                        publicly offered.

Initial Unit Principal Balance
of the Class A Units:                   $25,000,000

Initial Notional Amount
of the Class B Units:                   $25,000,000

Issue Price of Units:                   Class A Units: 100%

                                        Class B Units:

                                        As specified by the Depositor from time
                                        to time

Number of Units:                        Class A Units:

                                        1,000,000 (Unit Principal Balance of
                                        $25 each)

                                        Class B Units:

                                        As specified by the Depositor from time
                                        to time

Swap Agreement:                         Except as provided in this paragraph,
                                        references to a Swap Agreement, a Swap
                                        Counterparty and related references in
                                        the Standard Terms shall be
                                        inapplicable. For purposes of Sections
                                        2.02, 2.03, 3.02(b), 3.02(c), 3.02(f),
                                        3.04, 3.05, 3.08, 4.02(b), 4.02(c),
                                        7.02, 9.03(b), 9.05, 10.02(a)(x), 10.07,
                                        10.12, 10.13, 11.01, and 12.01 of the
                                        Standard Terms as incorporated herein,
                                        use of the term Swap Counterparty shall
                                        be deemed to be use of the term
                                        Warrantholder and use of the term Swap
                                        Agreement shall be deemed to be use of
                                        the term Warrants. The list of sections
                                        in this paragraph shall not be construed as an exclusive list and where the context so requires, the preceding sentence may apply to additional sections of the Standard Terms.

Call Option / Call Rights:              The Warrants. Each Warrant issued
                                        hereunder represents a Call Option and a Call Right to purchase $1,000 of Unit
                                        Principal Balance of the Class A Units
                                        and $1,000 Notional Amount of the Class
                                        B Units as described in the Warrant
                                        Terms.

Callable Series:                        All Class A Units and Class B Units
                                        issued hereby are subject to Call
                                        Options and Call Rights granted in favor of Warrantholders. All Class A Units and the Class B Units are subject to redemption in the event of a redemption of the Underlying Securities.

                                        Any Unitholder who receives notice that
                                        its Units are being called or redeemed
                                        shall tender the applicable Units to the Trustee in accordance with such notice. Any Units subject to call or redemption shall be automatically canceled, and in the case of a call, shall be automatically re-issued to the applicable Warrantholder without further action by the applicable Unitholder, Warrantholder, Trustee or any other person or entity on the date of redemption or the Call Date, as applicable. Any failure to so tender any Unit shall have no force or effect.

                                        The Warrants corresponding to such
                                        exercise shall be automatically canceled and the certificate representing such Warrants shall be deemed to represent the corresponding Class A Units and Class B Units so canceled and re-issued.

First Regular Call Date:                As defined in Schedule III.

Minimum Denomination:                   Class A Units:

                                        $25 and $25 increments in excess
                                        thereof. Each $25 of Unit Principal
                                        Balance is a Unit.

                                        Class B Units:

                                        $1,000 Notional Amount and $1,000
                                        Notional Amount in excess thereof,
                                        provided however, that the Class B Units may only be transferred in minimum denominations of $250,000 except in connection with an exercise of the Warrants.

Cut-off Date:                           Closing Date

Closing Date:                           May 7, 2003

Specified Currency:                     United States dollars

Business Day:                           New York, New York and Chicago, Illinois

Interest Rate:                          Class A Units:

                                        6.25% per annum on the basis of a 360
                                        day year consisting of twelve 30 day
                                        months.

                                        Class B Units:

                                        0.598% per annum on the basis of a 360
                                        day year consisting of twelve 30 day
                                        months.

                                        The right of the Class A Units to
                                        accrued interest is pari passu with the
                                        right of the Class B Units to accrued
                                        interest from accrued interest on the
                                        Underlying Securities.

Interest Reset Period:                  Not Applicable

Rating:                                 Class A Units:

                                        A2 on watch for possible downgrade
                                        by Moody's

                                        A by S&P

                                        Class B Units:

                                        A2 on watch for possible downgrade by
                                        Moody's

                                        A by S&P

Rating Agencies:                        Moody's and S&P

Scheduled Final Distribution Date:      January 15, 2032. The Units will have
                                        the same final maturity as the
                                        Underlying Securities.

Prepayment, Redemption and Call:        The Trust Property is subject to
                                        redemption in accordance with the terms
                                        of the Underlying Securities and as
                                        described in Schedule II. Any such
                                        redemption will cause a redemption of a
                                        corresponding portion of the Class A
                                        Units and the Class B Units.

                                        The Class A Units and the Class B Units
                                        are subject to call in accordance with
                                        the Warrant Terms.

                                        If the Warrants are partially exercised
                                        or if there is a partial redemption of
                                        the Underlying Securities, the Trustee
                                        will randomly select Class A Units to be redeemed in full from the proceeds of such partial redemption or called in full from the proceeds of such partial exercise. The Trustee will also select for call or redemption a Notional Amount of Class B Units, up to a Notional Amount equal to the Unit Principal Balance of Class A Units subject to such call or redemption, (i) first, from Class B Units held by any Warrantholder who has exercised its Warrants (provided that the Warrantholder as holder of such Class B Units can tender delivery of such Class B Units to the Trustee and identify such Class B Units to the satisfaction of the Trustee as owned by such Warrantholder), and (ii) then, from other Class B Units by random selection.

Additional Distribution:                Class A Units:

                                        If a Warrantholder exercises
                                        Warrants in connection with a tender
                                        offer for settlement prior to the
                                        First Regular Call Date, each Class
                                        A Unit called in connection with
                                        such exercise shall receive, in
                                        addition to principal and accrued
                                        interest, $1.50 per Class A Unit
                                        from the proceeds of the Warrant
                                        exercise.

                                        Class B Units:

                                        If a Warrantholder exercises
                                        Warrants, then the Class B Units
                                        designated to be called in
                                        connection with such exercise shall
                                        receive the corresponding portion of
                                        the Class B Present Value Amount,
                                        payable under the Warrant Terms in
                                        connection with such exercise. Such
                                        amount will be reduced by any
                                        accrued interest otherwise payable
                                        on the Class B Units from the
                                        proceeds of the Warrant exercise.

                                        If the Underlying Security Issuer
                                        redeems Underlying Securities and
                                        the previous paragraph does not
                                        apply, then the Class B Units
                                        designated for a redemption in
                                        connection with such redemption of
                                        Underlying Securities shall receive
                                        an amount up to the Class B Present
                                        Value Amount (adjusted for accrued
                                        interest on the Class B Units
                                        otherwise payable from accrued
                                        interest on the Underlying
                                        Securities) as of the date of such
                                        redemption as an additional
                                        distribution from the proceeds of
                                        such redemption remaining after
                                        distribution of accrued interest on
                                        the Class A Units and the Class B
                                        Units, distribution of principal on
                                        the Class A Units and payment of any
                                        accrued Expense Administrator's Fee
                                        (from any remaining accrued interest
                                        on the Underlying Securities).

Class B Present Value Amount:           With respect to a date, an amount equal
                                        to the present value of the Future Class
                                        B Unit Interest for such date in respect of the corresponding portion of the Notional Amount of the Class B Units, discounted at a rate of 6.90% per annum on the basis of a 360 day year consisting of twelve 30 day months.

Future Class B Unit Interest:           With respect to any date, the interest
                                        on the applicable portion of the
                                        Notional Amount of the Class B Units,
                                        other than interest paid prior to such
                                        date, that would have been payable in
                                        the amount and at the times otherwise
                                        specified hereunder through and
                                        including the Scheduled Final
                                        Distribution Date without regard to any
                                        call, redemption or other early
                                        termination of the Class B Units.

Warrant Terms:                          The Warrants represent a Call Option and
                                        Call Rights for the Units pursuant to
                                        Section 5.13 of the Standard Terms.
                                        Schedule III provides additional Warrant
                                        Terms.

Call Date:                              Specified in Schedule III

Call Price:                             Specified in Schedule III

Warrant Agent:                          LaSalle Bank National Association

Warrantholder:                          A holder of Warrants.

Distribution Date:                      Each January 15 and July 15, or the next
                                        succeeding Business Day if such day is
                                        not a Business Day, commencing July 15,
                                        2003, and any other date upon which
                                        funds are available for distribution in
                                        accordance with the terms hereof.

                                        If any payment with respect to the
                                        Underlying Securities held by the Trust
                                        is not received by the Trustee by 12
                                        noon (New York City time) on a
                                        Distribution Date, the corresponding
                                        distribution on the Units will not occur until the next Business Day that the Trust is in receipt of proceeds of such payment prior to 12 noon, with no adjustment to the amount distributed or the Record Date.

Record Date:                            The record date for each Distribution
                                        Date shall be the third Business Day
                                        prior to such Distribution Date, without adjustment for any change in the Distribution Date due to the receipt of funds for distribution after 12 noon.

Form: Global Security; except Units re-issued in connection with an exercise of Warrants.

Depositary:                             DTC

Trustee Fees and Expenses:              As compensation for and in payment of
                                        trust expenses related to its services
                                        hereunder other than Extraordinary Trust
                                        Expenses, the Trustee will receive
                                        Trustee Fees on each Distribution Date
                                        in the amount equal to $2,000. The
                                        Trustee Fee shall cease to accrue after
                                        termination of the Trust. The "Trigger
                                        Amount" with respect to Extraordinary
                                        Trust Expenses for the Trust is $25,000
                                        and the Maximum Reimbursable Amount is
                                        $100,000. The Trustee Fee will be paid
                                        by the Expense Administrator. Expenses
                                        will be reimbursed by the Expense
                                        Administrator in accordance with the
                                        Expense Administration Agreement.

Expense Administrator:                  The Trustee will act as Expense
                                        Administrator on behalf of the Trust
                                        pursuant to an Expense Administration
                                        Agreement, dated as of the date of the
                                        Trust Agreement (the "Expense
                                        Administration Agreement"), between the
                                        Trustee as Expense Administrator (the
                                        "Expense Administrator") and the Trust.

                                        The Expense Administrator will receive a fee equal to $6,500 payable on each Distribution Date. The Expense Administrator Make-Whole Amount specified in Schedule III, if any, shall also be considered part of the Expense Administrator's fee hereunder and under the Expense Administration Agreement. The Expense Administrator's fee is payable only from available interest receipts received with respect to the Underlying Securities after application of such receipts to payment of accrued interest on the Units and from the Expense Administrator Make-Whole Amount, if any. The Amounts specified in this paragraph are also referred to as the "Expense Administrator's Fee".

                                        The Expense Administrator will be
                                        responsible for paying the Trustee Fee
                                        and reimbursing certain other expenses
                                        of the Trust in accordance with the
                                        Expense Administration Agreement.

Expense Administrator
Make-Whole Payment:                     If any exercise of Warrants is an
                                        exercise of less than all Warrants
                                        remaining unexercised, the applicable
                                        Call Price shall include an amount equal to the present value of a stream of payments equal to $6,500.00 payable on each scheduled Distribution Date discounted at a rate of 5.0% per annum on the basis of a 360 day year consisting of twelve 30 day months from but excluding the date of such exercise until and including the Scheduled Final
                                        Distribution Date, assuming for this
                                        purpose that the Trust is not terminated prior to the Scheduled Final
                                        Distribution Date, multiplied by the
                                        Unit Principal Balance of Class A Units
                                        to be called and divided by the Initial
                                        Unit Principal Balance of the Class A
                                        Units.

Listing: The Depositor has applied to list the Class A Units on the New York Stock Exchange.

ERISA  Restrictions:                    With respect to the Class A Units, no
                                        ERISA Restrictions apply. With respect
                                        to the Class B Units, the No Plan
                                        Restriction applies.

QIB Restriction:                        Not applicable to the Class A Units.
                                        Applicable to the Class B Units.

Termination:                            If a Trust Wind-Up Event occurs, any
                                        Underlying Securities held by the Trust
                                        will be liquidated (by delivery to the
                                        Underlying Security Issuer in the event
                                        of a redemption, pursuant to the Warrant
                                        Terms in the event of an exercise of the Warrants or otherwise by sale thereof).

                                        If and to the extent the Trust Wind-Up
                                        Event occurs due to an exercise of the
                                        Warrants, the Class A Unitholders and
                                        Class B Unitholders will receive accrued interest on their respective Units and the Class A Unitholders will receive the principal amount of their Class A Units. If the Exercise Date occurring in connection with such Trust Wind-Up Event occurs prior to the First Regular Call Date and occurs in connection with a tender offer for the Underlying Securities, the Class A Units will also receive an Additional Distribution of $1.50 per Class A Unit. The Class B Present Value Amount paid by
                                        Warrantholders pursuant to Schedule III
                                        will be distributed to the Class B Units as set forth under "Additional Distributions". Remaining accrued interest will be applied to the Expense Administrator's Fee and then to the Expense Administrator Make-Whole Amount specified in Schedule III, if any.

                                        If and to the extent the Trust Wind-Up
                                        Event occurs due to a redemption of the
                                        Underlying Securities for which an
                                        exercise of the Warrants has not
                                        occurred, the Class A Unitholders and
                                        Class B Unitholders will receive accrued interest on their respective Units and the Class A Unitholders will receive the principal amount of their Class A Units. Remaining accrued interest will be applied to the Expense Administrator's Fee. Remaining amounts will then be allocated to any Additional Distribution on the Class B Units as set forth under "Additional Distributions" and then to any applicable Warrant Termination Payment.

                                        If the Trust is terminated for any other reason, the proceeds of liquidation will be applied to redeem the Class A Units and the Class B Units. The Class A Units will have a claim on the proceeds of the liquidation equal to their Unit Principal Balance plus accrued interest if any. The Class B Units will have a claim on the proceeds of liquidation equal to the Class B Present Value Amount determined as of such date of termination. If the proceeds of the liquidation are less than the combined claim amounts of the Class A Units and the Class B Units, the proceeds will be distributed in proportion to the claim amounts of the Class A Units and the Class B Units in full satisfaction of the claims of the Units. If the proceeds of liquidation exceed the combined claim amounts of the Class A Units and the Class B Units, as determined above in this paragraph, the excess will be paid to the Expense Administrator, as to amounts constituting remaining accrued interest, and to any Warrantholders, as to any other remaining amounts, as a Warrant Termination Payment.

Warrant Termination Payment:            With respect to each $1,000 of Unit
                                        Principal Balance of Class A Units and
                                        each $1,000 Notional Amount of Class B
                                        Units corresponding to a Warrant, an
                                        amount equal to the excess (if any) of
                                        the sale proceeds or redemption proceeds of the corresponding Underlying
                                        Securities, as applicable, reduced by
                                        (w) accrued interest on the Underlying
                                        Securities, (x) $1,000 with regard to
                                        the Unit Principal Balance of the
                                        corresponding Class A Units, (y) the
                                        Class B Present Value Amount with
                                        respect to $1,000 of the Notional Amount of Class B Units to be redeemed in relation to such sale or redemption and
                                        (z) any Additional Distribution on each
                                        Class A Unit to be redeemed in relation
                                        to such sale or distribution.

Tender Offers:                          The Trust will not participate in any
                                        tender offer for the Underlying
                                        Securities and the Trustee will not
                                        accept any instructions to the contrary
                                        from the Unitholders, except in
                                        connection with an exercise by a
                                        Warrantholder of Warrants. Any
                                        Warrantholder may exercise Warrants in
                                        connection with any tender offer for the Underlying Securities and the Trustee may participate in the tender offer by the Underlying Security Issuer on behalf of an exercising Warrantholder.

Depositor Optional Exchange:            Depositor Optional Exchange applies to
                                        this Series of Units.

                                        Section 5.12(c)(ii) of the Standard
                                        Terms shall be incorporated herein by
                                        replacing 5.12 (c)(ii) with the
                                        following: "(ii) such exchange is to be
                                        effected on any Distribution Date or any date that is 90 days before or after a Distribution Date (or the succeeding Business Day if such date is not a Business Day) with 45 days' notice".

                                        Pursuant to 5.12(c)(iii), a
                                        corresponding portion of the Warrants
                                        must consent to such an exchange. The
                                        Depositor may satisfy the consent
                                        requirement of the preceding sentence by tendering a corresponding portion of Warrants or by delivering consents from a corresponding portion of Warrants (including Warrants it owns) or any combination thereof. Pursuant to 5.12(c)(iii), the Expense Administrator must consent to such an exchange.

Optional Exchange
Under Warrants:                         A Call Notice under Schedule III shall
                                        also constitute a notice of and a demand to exchange each of the Units acquired pursuant to the related exercise for a corresponding portion of Trust Property pursuant to Section 5.12(d) of the Standard Terms. Such notice and demand may only be revoked or rescinded to the extent that the related exercise is revoked or rescinded and the settlement of the Optional Exchange shall be the Exercise Date.

Terms of Retained Interest:             Notwithstanding any other provision
                                        herein or in the Standard Terms, the
                                        Depositor retains the right to receive
                                        any and all interest that accrues on the Underlying Securities prior to the
                                        Closing Date. The Depositor will receive such accrued interest on the first
                                        Distribution Date (or redemption date or Call Date if earlier) for the Units and such amount shall be paid from the interest payment made with respect to the Underlying Securities on the first
                                        Distribution Date.

                                        The amount of the Retained Interest is
                                        $532,622.

                                        If an Underlying Security Default occurs on or prior to the first Distribution Date and the Depositor does not receive such Retained Interest amount in connection with such Distribution Date, the Depositor will have a claim for such Retained Interest, and will share pro rata with holders of the Units to the extent of such claim in the proceeds from the recovery on the Underlying Securities.

Sale of Underlying Securities:          In connection with any sale of the
                                        Underlying Securities by the Selling
                                        Agent pursuant to the terms hereof, if a Warrantholder is not an affiliate of the Selling Agent, the Selling Agent will extend a right of first refusal to each such Warrantholder to purchase the
                                        Underlying Securities at the highest bid received by the Selling Agent.

                                        If more than one Warrantholder exercises such right of first refusal, Underlying Securities will be sold to each exercising Warrantholder in proportion to the number of Warrants held by such Warrantholder; provided, that if only one Warrantholder exercises such right of first refusal, such Warrantholder shall be entitled to purchase any of the Underlying Securities to be sold by the Selling Agent.

Selling Agent:                          Morgan Stanley & Co. Incorporated.

Rating Agency Condition:                The definition of Rating Agencies
                                        Condition in the Standard Terms shall
                                        not apply.

                                        "Rating Agency Condition": With respect
                                        to any specified action or
                                        determination, means receipt of (i)
                                        written confirmation by Moody's (if the
                                        Units are rated by Moody's, for so long
                                        as the Units are outstanding and rated
                                        by Moody's) and (ii) written
                                        confirmation by S&P (if the Units are
                                        rated by S&P, for so long as the Units
                                        are outstanding and rated by S&P), that
                                        such specified action or determination
                                        will not result in the reduction or
                                        withdrawal of their then-current ratings on the Units. Such confirmation may relate either to a specified transaction or may be a confirmation with respect to any future transactions which comply with generally applicable conditions published by the applicable rating agency.

Voting: With respect to any voting or other rights of any Unitholder or Class of Units based on the Unit Principal Balance or denomination of the applicable Units, each Class B Unitholder shall be treated as holding Units with a Unit Principal Balance or denomination equal to the Class B Present Value Amount of the Class B Units held by such Class B Unitholder as of the applicable Record Date or date of determination.

Unit Principal Balance:                 Except with respect to the "Voting"
                                        provision above, when the Unit Principal
                                        Balance is used with respect to the
                                        Class B Units, it shall be deemed to
                                        mean "Notional Amount".

Amendments:                             Amendments to the Warrants and to
                                        Schedule III hereof shall be governed by
                                        Section 7.02 of the Standard Terms.

                                   Schedule II
                            (Terms of Trust Property)

Underlying Securities:                  The May Department Stores Company 6.90%
                                        debentures due January 15, 2032

Underlying Security Issuer:             The May Department Stores Company

Principal Amount:                       $25,000,000

Underlying Security Rate:               6.90%

Credit Ratings:                         A2 on watch for possible downgrade by
                                        Moody's

                                        A by S&P

Listing:                                None

Underlying Security
Issuance Agreement:                     An indenture dated as of June 17, 1996
                                        between the Underlying Security Issuer
                                        and the Underlying Security Trustee as
                                        supplemented and amended from time to
                                        time.

Form:                                       Global

Currency of
Denomination:                           United States dollars

Acquisition Price by Trust:             $25,934,000

Underlying Security
Payment Date:                           Each January 15 and July 15

Original Issue Date:                    The Underlying Securities were issued
                                        on or about January 11, 2002.

Maturity Date:                          January 15, 2032

Sinking Fund Terms:                     Not Applicable

Redemption Terms:                       The Underlying Securities are redeemable
                                        at any time, subject to a make-whole
                                        payment, if any, calculated at the time
                                        of redemption.

CUSIP No.:/ISIN No.                     577778BQ5

Underlying Security Trustee:            Bank One Trust Company

Available Information
Regarding the Underlying Security
Issuer (if other than U.S.
Treasury obligations):                  The Underlying Security Issuer is
                                        subject to the informational
                                        requirements of the Securities Exchange
                                        Act of 1934, as amended, and in
                                        accordance therewith files reports and
                                        other information with the Securities
                                        and Exchange Commission (the
                                        "Commission"). Such reports and other
                                        information can be inspected and copied
                                        at the public reference facilities
                                        maintained by the Commission at 450
                                        Fifth Street, N.W., Washington, D.C.
                                        20549 and at the following Regional
                                        Offices of the Commission: Woolworth
                                        Building, 233 Broadway, New York, New
                                        York 10279, and Northwest Atrium Center,
                                        500 West Madison Street, Chicago,
                                        Illinois 60661. Copies of such materials can be obtained from the Public
                                        Reference Section of the Commission at
                                        450 Fifth Street, N.W., Washington,
                                        District of Columbia 20549 at prescribed rates.

                                  Schedule III
                            ADDITIONAL WARRANT TERMS

                                    ARTICLE I
                              EXERCISE OF WARRANTS


         Section 1.1       Principal Terms.
                           ---------------

         (a)      Call Price.
                  ----------

         The Call Price per Warrant is the sum of (i)(a) $1,000 (corresponding to 40 $25.00 Class A Units) or (b) if such exercise is in connection with a tender offer for Underlying Securities held by the Trust for settlement prior to the First Regular Call Date, $1,060 ($26.50 per Class A Unit), (ii) the Class B Present Value Amount (which will be adjusted for any accrued interest on the Class B Units payable under (iii)), (iii) accrued and unpaid interest on the Class A Units and the Class B Units being called and (iv) the Expense Administrator Make-Whole Amount.

         (b)      Call Dates.
                  ----------

         A Warrantholder may designate as a Call Date (i) any Business Day from and including 9:00 a.m. New York time on the First Regular Call Date, to and including 4:00 p.m. New York time on the Expiration Date and (ii) any Business Day prior to the First Regular Call Date as a Call Date, but only if notice of redemption or tender offer has been delivered by the Underlying Security Issuer with regard to the Underlying Securities held by the Trust.

         Except as otherwise provided in this paragraph, a Warrantholder shall give notice of its intention to exercise Warrants and related designation of a Call Date on not less than 15 or more than 60-calendar days' notice. If the Underlying Security Issuer has given notice of redemption with respect to the Underlying Securities or if a tender offer is outstanding for the Underlying Securities, a Warrantholder may give notice of its intention to exercise Warrants and related designation of a Call Date with two Business Days notice prior to the Call Date but no later than 4:00 p.m. New York City time on the second Business Day immediately preceding the then-scheduled settlement of the tender offer or redemption.

         (c)      Expiration Date.  The Final Scheduled Distribution Date.
                  ---------------

         (d)      First Regular Call Date.  May 7, 2008.
                  -----------------------

         (e) Corresponding Underlying Security Amount. The applicable number of Warrants exercised (i) multiplied by the product of (x) $1,000 and (y) aggregate principal amount of Underlying Securities initially held by the Trust and (ii) divided by the Initial Unit Principal Balance of the Class A Units.

         (f)      Call Notice.
                  -----------

         Each exercising Warrantholder shall deliver a notice in the form of Exhibit B to the Trustee and the Warrant Agent, including the certification of solvency specified therein, prior to the Call Date. Each such Call Notice must specify exercise of either (i) all Warrants the notifying Warrantholder owns or
(ii) Warrants sufficient to call at least $250,000 Unit Principal Balance of Class A Units and $250,000 Notional Amount of Class B Units.

         A Call Notice also constitutes a notice of exchange of the Class A Units and the Class B Units to be obtained by a Warrantholder as a result of such exercise for Trust Property pursuant to Section 5.12(d) of the Standard Terms.

         Delivery of a Call Notice does not give rise to an obligation on the part of the Warrantholder to pay the Call Price. If, by 4 p.m. New York time on the Business Day prior to the Call Date, the Warrantholder has not paid the Call Price to the Warrant Agent, except in connection with a Call Notice relating to a tender offer or redemption of Underlying Securities, then the Call Notice shall automatically expire and none of the Warrantholder, the Warrant Agent or the Trustee shall have any obligation with respect to the Call Notice. The expiration of a Call Notice shall in no way affect the Warrantholder's right to deliver a Call Notice at a later date. The Call Price for a call in connection with a tender offer or redemption shall be deducted from the proceeds of a tender offer or a redemption by the Trust pursuant to Schedule I.

         (g)      Tender Offer and Redemption.
                  ---------------------------

         Each Warrantholder shall specify in its Call Notice if its exercise is in connection with a redemption or tender offer if the specified Call Date will occur on or after the First Regular Call Date. Any Warrantholder giving a Call Notice with respect to a Call Date prior to the First Regular Call Date shall be deemed to specify that it is exercising its Warrants in connection with a tender offer or redemption.

         A Warrantholder specifying or deemed to specify that it is exercising its Warrants in connection with a tender offer for or a redemption of the Underlying Securities shall be deemed to instruct the Trustee to tender the applicable Corresponding Underlying Security Amount in connection with such redemption or tender offer.

         To the extent Underlying Securities corresponding to such a deemed instruction to tender is not accepted by the tender offeror or Underlying Security Issuer and paid for in accordance with the terms of the tender offer or redemption, a corresponding number of Warrants shall be reinstated, with exercise thereof rescinded, no Call Date with respect thereto shall be deemed to have occurred and no Call Notice deemed given, with the number of such reinstated Warrants to be allocated among the Warrantholders specifying or deemed to specify exercise in connection with such tender offer or redemption in proportion to the number of Warrants initially so exercised by each, and each such Warrantholder shall be entitled to exercise such reinstated Warrants in the future. The Warrant Agent shall determine such allocation by notice to the applicable Warrantholders.

         A Warrantholder specifying or deemed to specify that it is exercising its Warrants in connection with a tender offer for or a redemption of the Underlying Securities, to the extent such exercise is not rescinded, shall be entitled to an amount equal to the proceeds of the tender offer or redemption allocable to the applicable Corresponding Underlying Security Amount in excess of the aggregate Call Price for the applicable number of Warrants.

         If the Warrant Agent receives a Call Notice or Call Notices with respect to an aggregate Corresponding Underlying Security Amount that is less than the aggregate principal amount of Underlying Securities held by the Trust subject to redemption, the Warrant Agent shall determine by notice to the applicable Warrantholders which Warrants are to be terminated in connection with such redemption by allocating the termination of Warrants pro rata among remaining Warrantholders (including exercising Warrantholders holding unexercised Warrants) in proportion to their holdings of unexercised Warrants. Warrants so terminated shall be entitled to the applicable Warrant Termination Payment.

         If the Warrant Agent receives no Call Notices with respect to a redemption of Underlying Securities, a number of Warrants equal to (x) the aggregate principal amount of Underlying Securities held by the Trust that are redeemed divided by (y) $1,000, shall be terminated. The Warrant Agent shall determine by notice to the applicable Warrantholders which Warrants are to be terminated by allocating such termination among Warrantholders in proportion to the number Warrants held by each. Warrants so terminated shall be entitled to the applicable Warrant Termination Payment.

         Whenever the Warrant Agent is obligated to allocate the termination of Warrants pro rata, the Warrant Agent shall first endeavor, to the extent possible, to allocate the termination of Warrants pro rata, provided however, if this allocation would result in some Warrants being partially terminated, the Warrant Agent shall randomly re-allocate terminations to the extent necessary to ensure that only whole Warrants are terminated or such that only one Warrant is partially terminated.

         (h)      Payment of Call Price.
                  ---------------------

         Except with respect to Warrants exercised or deemed exercised in connection with a redemption of or tender offer for the Underlying Securities, each exercising Warrantholder shall deposit the Call Price with the Warrant Agent no later than the Business Day prior to settlement of exercise.

         The Warrant Agent shall notify the Trustee immediately upon its receipt of payment of the Call Price. The Warrant Agent shall transfer the amount of any paid Call Price to the Trustee in immediately available funds, for deposit in the Unit Account and application pursuant to the other terms of this Trust Agreement no later than 4 p.m. New York time on the Business Day preceding the Call Date and, pending such transfer, shall hold such amount for the benefit of the Warrantholder in a segregated trust account.

         Section 1.2 Delivery of Units. As soon as practicable after each surrender of Warrants in whole or in part on the Call Date and upon satisfaction of all other requirements described in the Warrants and in Section 1.1 hereof, the Warrant Agent shall instruct the Trustee to cause the Units to be transferred to the Warrantholder and to cause a distribution of Trust Property to the Warrantholder as an Optional Exchange in accordance with the Trust Agreement, provided, however, that if such Call Date is in connection with a tender offer or a redemption, the Warrant Agent shall instruct the Trustee to distribute to the exercising Warrantholder the excess of the tender offer or redemption proceeds over the Call Price.

         If such exercise is in part only, the Warrant Agent shall instruct the Trustee to authenticate new Warrants of like tenor, representing the outstanding Warrants of the Warrantholder and the Warrant Agent shall deliver such Warrants to the Warrantholder.

         In each case, the Trustee shall act in accordance with such instructions.

         Section 1.3 Cancellation and Destruction of Warrants. All Warrants surrendered to the Warrant Agent for the purpose of exercise (in whole or in part) pursuant to Section 1.1 and actually exercised, or for the purpose of transfer or exchange pursuant to Article III, shall be cancelled by the Warrant Agent, and no Warrant (other than that reflecting any such transfer or exchange) shall be issued in lieu thereof. The Warrant Agent shall destroy all cancelled Warrants.

         Section 1.4 No Rights as Holder of Units Conferred by Warrants. Each Warrantholder agrees that the Warrants do not represent an ownership interest in the Trust or its assets and that none of them shall treat the Warrants as an ownership interest in the Trust for any purpose.

                                   ARTICLE II
                            RESTRICTIONS ON TRANSFER


         Section 2.1 Restrictive Legends. Each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be issued with a legend in substantially the form contained in Exhibit A hereto.

         Section 2.2 Notice of Proposed Transfer. Prior to any transfer of any Warrant or portion thereof, the Warrantholder will give 5 Business Days (or such lesser period acceptable to the Warrant Agent) prior written notice to the Warrant Agent and the Depositor of such Warrantholder's intention to effect such transfer.

                                   ARTICLE III
                   REGISTRATION AND TRANSFER OF WARRANTS, ETC.

         Section 3.1 Warrant Register; Ownership of Warrants. The Warrant Agent will keep a register in which the Warrant Agent will provide for the registration of Warrants and the registration of transfers of Warrants representing numbers of Warrants. The Trustee and the Warrant Agent may treat the Person in whose name any Warrant is registered on such register as the owner thereof for all purposes, and the Trustee and the Warrant Agent shall not be affected by any notice to the contrary. The Warrant Agent shall make such adjustments to its records and the register as shall be necessary to reflect terminations and exercise of Warrants.

         Section 3.2 Transfer and Exchange of Warrants. (a) No Warrant may be offered, resold, assigned or otherwise transferred (including by pledge or hypothecation) at any time except in accordance with this Section 3.2.

         (1) Any purchaser or transferee of the Warrants shall represent that it is (A) a "qualified institutional buyer" as defined in Rule 144A under the Securities Act that (1) is not a broker-dealer that owns and invests on a discretionary basis less than $25 million in securities of issuers that are not affiliated persons of the dealer and (2) is not a plan referred to in paragraph
(a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, if investment decisions with respect to the plan are made by the beneficiaries of the plan, (B) aware that the sale or transfer of the Warrants to it may be made to it in reliance on the exemption from registration provided by Rule 144A under the Securities Act and (C) acquiring the Warrants for its own account or for one or more accounts, each of which is a qualified institutional buyer, and as to each of which the purchaser or transferee exercises sole investment discretion, and in each case in accordance with any applicable securities laws of any state of the United States and other jurisdictions.

         (2) Warrants may not be purchased, held by or transferred to any Person unless that Person is not a Plan, is not a governmental or other plan subject to restrictions substantially similar to Title I of ERISA or Section 4975 of the Code, and is not acquiring the Warrants with the assets of any such Plan or other plan. Each Person who acquires any Warrant, and each fiduciary which causes any such Person to acquire any Warrant, in its individual as well as its fiduciary capacity, will be deemed by such purchase, holding or acquisition, on each date on which the Warrant is held by such person, to have represented that it is not a Plan or any governmental or other plan subject to requirements substantially similar to Title I of ERISA or Section 4975 of the Code and is not using the assets of any such Plan to purchase those Warrants. Each Person that acquires a Warrant, and each fiduciary who causes a person to acquire a Warrant, in its individual as well as its fiduciary capacity, agrees to indemnify and hold harmless the Depositor, the Trustee, the Warrant Agent, MS&Co., each Distribution Participant and their respective affiliates from any cost, damages, loss or expense, incurred by them as a result of the representations contained in this Section 3.2(a)(2) not being true.

         (b) Upon surrender of any Warrant for registration of transfer or for exchange to the Warrant Agent, the Warrant Agent shall (subject to compliance with Section 3.2(a)) promptly execute and deliver, and cause the Trustee, on behalf of the Trust, to execute and deliver, in exchange therefor, a new Warrant of like tenor and evidencing a like number of Warrants, in the name of such Warrantholder or as such Warrantholder (upon payment by such Warrantholder of any applicable transfer taxes or government charges) may direct; provided that as a condition precedent for transferring the Warrants, the prospective transferee shall deliver to the Trustee and the Depositor an executed copy of the Transfer Letter in the form of Exhibit C hereto.

         (c) Any purported transfer of the Warrants (or any interest therein) in violation of Section 3.2(a)(1) or Section 3.2(a)(2) hereof shall be void ab initio and the purported transferee in such transfer shall not be recognized by any Person as a holder of such Warrants for any purpose. The Depositor and the Trustee shall each have the power to sell the Warrants (or any interest therein) of a purported Warrantholder (or owner of any interest therein) who acquired its interest in violation of Section 3.2(a)(1) or Section 3.2(a)(2) or who continues to hold Warrants in violation of Section 3.2(a)(2).

         Section 3.3 Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Warrant Agent of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, upon delivery of an indemnity bond in such reasonable amount as the Warrant Agent may determine, or, in the case of any such mutilation, upon the surrender of such Warrant for cancellation to the Warrant Agent, the Warrant Agent shall execute and deliver, and cause the Trustee, on behalf of the Trust, to execute and deliver, in lieu thereof, a new Warrant of like tenor bearing a number not contemporaneously outstanding.

         Section 3.4 Execution and Delivery of Warrants by Trustee; Authentication.
                           -----------------------------------------------------

         The Trustee agrees and acknowledges that it will, concurrently with the receipt by it of the Underlying Securities and the execution, authentication and delivery of Units, cause to be executed, authenticated and delivered to or upon the order of the Depositor, Warrants duly executed and authenticated by or on behalf of the Trustee.

         The Trustee, on behalf of the Trust, hereby agrees (subject to compliance with Article II) to execute and deliver such new Warrants issued in accordance with Section 1.2 or this Article III as the Warrant Agent shall request in accordance herewith.

         Upon surrender for registration of transfer of any Warrant at the office or agency of the Trustee, if the requirements of Section 8-401(1) of the Uniform Commercial Code are met to the Trustee's satisfaction, and subject to the transfer restrictions set forth in this Schedule III, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Warrants. All transfers of Warrants are subject to the approval of the Trustee and the Trustee shall not register any transfer of Warrants if such transfer would violate any provision of the Trust Agreement.

         Section 3.5 Federal Income Tax Matters. Each Warrantholder agrees to treat each Warrant as a call option for federal income tax purposes.

                                   ARTICLE IV
                                  WARRANT AGENT


         Section 4.1 Limitation on Liability. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of the Warrants in reliance upon any instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document in good faith believed by it to be genuine and to be signed, executed and, where necessary, verified and acknowledged, by the proper Person or Persons. The Warrant Agent and any director, officer, employee or agent of the Warrant Agent shall be indemnified by the Depositor to the same extent that the Trustee is indemnified by the Depositor pursuant to
Section 10.05(b) of the Standard Terms.

         Section 4.2 Duties of Warrant Agent. The Warrant Agent undertakes only the specific duties and obligations imposed hereunder upon the following terms and conditions, by all of which the Depositor, the Trust, the Trustee and each Warrantholder shall be bound:

         (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for the Depositor), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion, provided the Warrant Agent shall have exercised reasonable care in the selection by it of such counsel.

         (b) Whenever in the performance of its duties hereunder, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Depositor or the Trustee prior to taking or suffering any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a Depositor Order or a certificate signed by a Responsible Officer of the Trustee and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it hereunder in reliance upon such certificate.

         (c) The Warrant Agent shall be liable hereunder only for its own negligence, willful misconduct or bad faith.

         (d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained herein or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Trust and the Depositor only.

         (e) The Warrant Agent shall not have any responsibility in respect of and makes no representation as to the validity of the Warrants or the execution and delivery thereof (except the due execution hereof by the Warrant Agent); nor shall it be responsible for any breach by the Trust of any covenant or condition contained in the Warrants; nor shall it by any act thereunder be deemed to make any representation or warranty as to the Units to be purchased thereunder.

         (f) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, a Vice President, a Senior Vice President, a Managing Director, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary of the Depositor, and any Responsible Officer of the Trustee, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

         (g) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Trust or otherwise act as fully and freely as though it were not Warrant Agent hereunder, so long as such persons do so in full compliance with all applicable laws. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Trust, the Depositor or for any other legal entity.

         (h) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents.

         (i) The Warrant Agent shall act solely as the agent of the Trust hereunder. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into the Warrants against the Warrant Agent, whose duties shall be determined solely by the express provisions thereof. The Warrant Agent shall not be deemed to be a fiduciary.

         (j) The Warrant Agent shall not be responsible for any failure on the part of the Trustee to comply with any of its covenants and obligations contained herein.

         (k) The Warrant Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder and shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, in each case unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Depositor and the Trustee in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with the Warrants.

         (l) The Trustee will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may be required by the Warrant Agent in order to enable it to carry out or perform its duties hereunder.

         Section 4.3 Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties hereunder upon thirty (30) days' notice in writing mailed to the Depositor and the Trustee by registered or certified mail, and to the Warrantholders by first-class mail at the expense of the Depositor; provided that no such resignation or discharge shall become effective until a successor Warrant Agent shall have been appointed hereunder. The Depositor may remove the Warrant Agent or any successor Warrant Agent upon thirty (30) days' notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to the Warrantholders by first-class mail; provided further that no such removal shall become effective until a successor Warrant Agent shall have been appointed hereunder. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Depositor shall promptly appoint a successor to the Warrant Agent, which may be designated as an interim Warrant Agent. If an interim Warrant Agent is designated, the Depositor shall then appoint a permanent successor to the Warrant Agent, which may be the interim Warrant Agent. If the Depositor shall fail to make such appointment of a permanent successor within a period of thirty (30) days after such removal or within sixty (60) days after notification in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the Warrantholder, then the Warrant Agent or registered Warrantholder may apply to any court of competent jurisdiction for the appointment of such a successor.

         Any successor to the Warrant Agent appointed hereunder must be rated in one of the four highest rating categories by the Rating Agencies. Any entity which may be merged or consolidated with or which shall otherwise succeed to substantially all of the trust or agency business of the Warrant Agent shall be deemed to be the successor Warrant Agent without any further action.

         Section 4.4 Warrant Agent Transfer Fee. The Warrant Agent will assess a fee of $50.00 upon the issue of any new Warrant, such fee to be assessed upon the new Warrantholder.

                                                       EXHIBIT A TO SCHEDULE III

                           FORM OF WARRANT CERTIFICATE

              STRUCTURED ASSET TRUST UNIT REPACKAGINGS ("SATURNS")
                                  SERIES 2003-7
                                    WARRANTS


                  EACH PURCHASER OR OTHER TRANSFEREE OF THIS WARRANT OR ANY INTEREST HEREIN OF THIS WARRANT, BY ITS ACCEPTANCE HEREOF, IS DEEMED TO REPRESENT AND WARRANT FOR THE BENEFIT OF THE TRUSTEE AND THE DEPOSITOR OF THE TRUST, AND EACH DISTRIBUTION PARTICIPANT AS DEFINED IN THE TRUST AGREEMENT THAT SUCH PURCHASER OR OTHER TRANSFEREE IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT.

                  THE HOLDER, AND EACH FIDUCIARY WHICH CAUSES ANY PERSON TO ACQUIRE ANY WARRANT, IN ITS INDIVIDUAL AS WELL AS ITS FIDUCIARY CAPACITY, WILL BE DEEMED BY SUCH PURCHASE, HOLDING OR ACQUISITION, ON EACH DATE ON WHICH THE WARRANT IS HELD BY SUCH PERSON, TO HAVE REPRESENTED THAT IT IS NOT A (I) "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF ERISA, (II) "PLAN" DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") SUBJECT TO SECTION 4975 OF THE CODE, (III) ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY OR OTHERWISE OR (IV) GOVERNMENTAL OR OTHER PLAN SUBJECT TO REQUIREMENTS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE.

         EACH PERSON THAT ACQUIRES A WARRANT, AND EACH FIDUCIARY WHO CAUSES A PERSON TO ACQUIRE A WARRANT, IN ITS INDIVIDUAL AS WELL AS ITS FIDUCIARY CAPACITY, AGREES TO INDEMNIFY AND HOLD HARMLESS THE DEPOSITOR, THE WARRANT AGENT, THE TRUSTEE, MS&CO. AND THEIR RESPECTIVE AFFILIATES FROM ANY COST, DAMAGES, LOSS OR EXPENSE, INCURRED BY THEM AS A RESULT OF THE REPRESENTATIONS MADE BY SUCH PERSON OR FIDUCIARY NOT BEING TRUE.

         THIS WARRANT MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS PROVIDED IN THE TRUST AGREEMENT FOR THE TRUST TO WHICH THIS WARRANT RELATES.

         Any purported transfer of this Warrant certificate (or any interest herein) in violation of Section 3.2(a)(1) or Section 3.2(a)(2) of schedule iii to the trust agreement shall be void ab initio and the purported transferee in such transfer shall not be recognized by any Person as a holder of such Warrants for any purpose. The Depositor and the Trustee shall each have the power to sell the Warrants (or any interest herein) of a purported Warrantholder (or owner of any interest herein) who acquired its interest in violation of Section 3.2(a)(1) or Section 3.2(a)(2) of schedule iii to the trust agreement or who continues to hold Warrants in violation of Section 3.2(a)(2) of schedule iii of the trust agreement.

         THIS WARRANT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


Warrant No. 1                                                CUSIP No. [       ]

REGISTERED INITIAL NUMBER: [          ]

AGGREGATE INITIAL NUMBER
OF ALL WARRANTS:  [          ]

              STRUCTURED ASSET TRUST UNIT REPACKAGINGS ("SATURNS")
                                  SERIES 2003-7
                                    WARRANTS

                  This certifies  that  [        ]  is the registered  owner of
Warrants in the number specified above.

                  The Trust Property will be held in trust by the Trustee identified in the Trust Agreement (the "Trust"). The Trust has been created pursuant to a Trust Agreement, dated as of May 7, 2003 (the "Trust Agreement"), between LaSalle Bank National Association, as Trustee of the Trust (the "Trustee"), and MS Structured Asset Corp.

                  To the extent not defined herein, all capitalized terms shall have the meanings assigned to such terms in the Trust Agreement and the Terms Schedule attached thereto. This Warrant is one of the Warrants described in the Trust Agreement and is issued under and subject to the terms, provisions and conditions of the Trust Agreement. By acceptance of this Warrant, the Warrantholder assents to and becomes bound by the Trust Agreement.

                  Each Warrant issued by the Trust represents a Call Option and Call Right to purchase $1,000 Unit Principal Balance of Class A Units and $1,000 Notional Amount of Class B Units. Exercises on this Certificate will be made in accordance with a written notice to the Warrant Agent specified in the Trust Agreement.

                  This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the rights, benefits, obligations and duties evidenced thereby. A copy of the Trust Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee, located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603 and at such other places, if any, designated by the Trustee, by any Warrantholder upon request.

                  Reference is hereby made to the further terms of this Certificate set forth on the reverse hereof, which further terms shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Certificate shall not entitle the Warrantholder hereof to any benefit under the Trust Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee, on behalf of the Trust, and not in its individual capacity, has caused this Certificate to be duly executed.

                                              SATURNS TRUST NO. 2003-7


                                              BY: LASALLE BANK NATIONAL
                                                       ASSOCIATION,
                                                       as Trustee


                                              By:
                                                   -----------------------------
                                                    Authorized Signatory

DATED:

[SEAL]


Trustee's Certificate of
Authentication:

                                       This is one of the Warrants referred
                                       to in the within-mentioned Agreement.


                                              LASALLE BANK NATIONAL ASSOCIATION,
                                                       as Authenticating Agent


                                              By:
                                                   -----------------------------
                                                    Authorized Signatory

              STRUCTURED ASSET TRUST UNIT REPACKAGINGS ("SATURNS")

                                  SERIES 2003-7

         The Trust Agreement permits the amendment thereof, in certain circumstances, without the consent of the Warrantholders of any of the Certificates.

         As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Warrant Register upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in Chicago, Illinois, accompanied by a written instrument of transfer and, if applicable, a transfer letter in form and substance satisfactory to the Trustee duly completed and executed by the Warrantholder hereof or such Warrantholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

         As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates representing different numbers of Warrants which evidence the same aggregate Warrants, as requested by the Warrantholder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

         The Depositor, the Trustee and any agent of the Depositor or the Trustee may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

         Notwithstanding anything contained in the Trust Agreement to the contrary the Trust Agreement has been accepted by LaSalle Bank National Association not in its individual capacity but solely as Trustee and in no event shall LaSalle Bank National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the Depositor thereunder or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Depositor, and under no circumstances shall LaSalle Bank National Association be personally liable for the payment of any indebtedness or expenses of the Trust. The Warrants do not represent interests in or obligations of the Trustee and the Trustee shall not be responsible or accountable for any tax, accounting or other treatment proposed to be applied to the Warrants or any interest therein except as expressly provided in the Trust Agreement.

                                   ASSIGNMENT

         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


---------------------------------------------------------------------------

(Please print or typewrite name and address, including postal zip code, of assignee)

----------------------------------------------------------------------------

the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

----------------------------------------------------------------------------

Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:


                                         */
        ---------------------------------
                                         -
                                                          Signature Guaranteed:

                                         */
        ---------------------------------
                                         -


---------------

         */ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company.

                                                       EXHIBIT B TO SCHEDULE III

             FORM OF EXCERCISE NOTICE AND CERTIFICATION OF SOLVENCY

                                                                          [DATE]

LaSalle Bank National Association
135 S. LaSalle Street
Chicago, Illinois 60603

MS Structured Asset Corp.
1585 Broadway
New York, New York 10036

Re:      Structured Asset Trust Unit Repackagings ("SATURNS"), Series 2003-7

Ladies and Gentlemen:

         We hereby give notice of our intend to acquire __________ Unit Principal Balance of Class A Units and the equivalent Notional Amount of Class B Units for settlement on _________ (the "Call Date"). [We hereby direct the Trustee and the Warrant Agent to treat this exercise [up to] __________ Unit Principal Balance of Class A Units and the equivalent Notional Amount of Class B Units as an exercise in connection with a [redemption][tender offer] up to the maximum amount allocable to us in connection with this exercise.]

         We certify that our assets exceed our liabilities, that we are able to meet our obligations as they come due, and that we are not subject to any bankruptcy or insolvency proceeding.

                                              [WARRANTHOLDER]



                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

                                                       EXHIBIT C TO SCHEDULE III

                         FORM OF WARRANT TRANSFER LETTER

                                                              [DATE]

LaSalle Bank National Association
135 S. LaSalle Street
Chicago, Illinois 60603

MS Structured Asset Corp.
1585 Broadway
New York, New York 10036

Re:      Structured Asset Trust Unit Repackagings ("SATURNS"), Series 2003-7
         -------------------------------------------------------------------

Ladies and Gentlemen:

         In connection with its proposed purchase of Warrants (the "Warrants") which represent the right to call $______________ aggregate Unit Principal Balance of SATURNS 2003-7 The May Department Stores Company Debenture-Backed Class A Units and $_______________ aggregate Notional Amount of SATURNS 2003-7 The May Department Stores Company, Debenture-Backed Class B Units, the undersigned transferee (the "Transferee") confirms that:

         1. The Transferee understands that substantial risks are involved in an investment in the Warrants. The Transferee represents that in making its investment decision to acquire the Warrants, the Transferee has not relied on representations, warranties, opinions, projections, financial or other information or analysis, if any, supplied to it by any person, including MS&Co., MS Structured Asset Corp., as depositor (the "Depositor"), or LaSalle Bank National Association, as trustee (the "Trustee"), or any of your or their affiliates, except as expressly contained in written information, if any. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Warrants, and the Transferee is able to bear the substantial economic risks of such an investment. The Transferee has relied upon its own tax, legal and financial advisors in connection with its decision to purchase the Warrants.

         2. Such Transferee (A) is a "qualified institutional buyer" (as defined in Rule 144A of the Securities Act) that (1) is not a broker-dealer that owns and invests on a discretionary basis less than $25 million in securities of issuers that are not affiliated persons of the dealer and (2) is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, if investment decisions with respect to the plan are made by the beneficiaries of the plan, (B) is aware that the sale or transfer of the Warrants to it may be made to it in reliance on the exemption from registration provided by Rule 144A under the Securities Act and (C) is acquiring the Warrants for its own account or for one or more accounts, each of which is a qualified institutional buyer, and as to each of which the Transferee exercises sole investment discretion, and in each case in accordance with any applicable securities laws of any state of the United States and other jurisdictions.

         3. The Transferee understands that the Warrants have not been and will not be registered under the 1933 Act or under the securities or blue sky laws of any state, and that (i) if it decides to resell, pledge or otherwise transfer any Security, such resale, pledge or other transfer must comply with the provisions of the Trust Agreement relating to the Warrants and (ii) it will, and each subsequent holder will be required to, notify any purchaser of any Warrant from it of the resale restrictions in the Trust Agreement.

         4. The Transferee understands that each of the Warrants will bear a legend substantially to the following effect, unless otherwise agreed by the Depositor and the Trustee:

                  EACH PURCHASER OR OTHER TRANSFEREE OF THIS WARRANT OR ANY INTEREST HEREIN OF THIS WARRANT, BY ITS ACCEPTANCE HEREOF, IS DEEMED TO REPRESENT AND WARRANT FOR THE BENEFIT OF THE TRUSTEE AND THE DEPOSITOR OF THE TRUST, AND EACH DISTRIBUTION PARTICIPANT AS DEFINED IN THE TRUST AGREEMENT THAT SUCH PURCHASER OR OTHER TRANSFEREE IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT.

                  THE HOLDER, AND EACH FIDUCIARY WHICH CAUSES ANY PERSON TO ACQUIRE ANY WARRANT, IN ITS INDIVIDUAL AS WELL AS ITS FIDUCIARY CAPACITY, WILL BE DEEMED BY SUCH PURCHASE, HOLDING OR ACQUISITION, ON EACH DATE ON WHICH THE WARRANT IS HELD BY SUCH PERSON, TO HAVE REPRESENTED THAT IT IS NOT A (I) "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF ERISA, (II) "PLAN" DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") SUBJECT TO SECTION 4975 OF THE CODE, (III) ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY OR OTHERWISE OR (IV) GOVERNMENTAL OR OTHER PLAN SUBJECT TO REQUIREMENTS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE.

         EACH PERSON THAT ACQUIRES A WARRANT, AND EACH FIDUCIARY WHO CAUSES A PERSON TO ACQUIRE A WARRANT, IN ITS INDIVIDUAL AS WELL AS ITS FIDUCIARY CAPACITY, AGREES TO INDEMNIFY AND HOLD HARMLESS THE DEPOSITOR, THE TRUSTEE, THE WARRANT AGENT, MS&CO. AND THEIR RESPECTIVE AFFILIATES FROM ANY COST, DAMAGES, LOSS OR EXPENSE, INCURRED BY THEM AS A RESULT OF THE REPRESENTATIONS MADE BY SUCH PERSON OR FIDUCIARY NOT BEING TRUE.

         THIS WARRANT MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS PROVIDED IN THE TRUST AGREEMENT FOR THE TRUST TO WHICH THIS WARRANT RELATES.

         THIS WARRANT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         5. The Transferee and each fiduciary which causes the Transferee to acquire any Warrant, in its individual as well as its fiduciary capacity, represents and agrees that the Transferee is NOT a Plan, is NOT a governmental or other plan subject to restrictions substantially similar to Title I of ERISA or Section 4975 of the Code, and is NOT acquiring the Warrants with the assets of any such Plan or other plan. The Transferee and each such fiduciary understands that the representations made in this section 5 will be deemed made on each day from the date hereof through and including the date on which the Transferee disposes of the Warrants. The Transferee and each fiduciary who causes the Transferee to acquire a Warrant, in its individual as well as its fiduciary capacity, agrees to indemnify and hold harmless the Depositor, the Trustee, the Warrant Agent, MS&Co., each Distribution Participant and their respective affiliates from any cost, damages, loss or expense, incurred by them as a result of the representations made in this paragraph not being true.

         6. The Transferee understands that no subsequent transfer of the Warrants is permitted unless such transfer is to a transferee who will own, after giving effect to such transfer, at least $250,000 of Class A Units (by Unit Principal Balance) and $250,000 of Class B Units (by Notional Amount) with respect to the Warrants and the Transferee causes the proposed transferee to provide to the Depositor and the Trustee such documentation as may be required pursuant to Section 3.2 of the Warrant Agent Agreement, including, if required, a letter substantially in the form hereof, or such other written statement as the Depositor shall reasonably prescribe.

         7. The Transferee is a Person who is either:

         A. (1) a citizen or resident of the United States, (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, or (3) an estate the income of which is includible in gross income for federal income tax purposes regardless of source, or (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or

         B. a Person not described in (A), whose ownership of such Warrant is effectively connected with such Person's conduct of a trade or business within the United States within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and its ownership of any interest in such Warrant will not result in any withholding obligation with respect to any payments with respect to the Warrants by any Person (other than withholding, if any, under Section 1446 of the Code), or

         C. a Person not described in (A) or (B) above, who is not a Person: (1) that owns, directly or indirectly, 10% or more of the total combined voting power of all classes of stock in the Underlying Securities Issuer (as defined in Schedule II to the Trust Agreement) entitled to vote, (2) that is a controlled foreign corporation related to the Underlying Securities Issuer within the meaning of Section 864(d)(4) of the Code, or (3) that is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business.

         8. The Transferee agrees that (i) if it is a Person described in clause
(A) above, it will furnish to the Depositor and the Trustee a properly executed IRS Form W-9, and (ii) if it is a Person described in clause (B) above, it will furnish to the Depositor and the Trustee a properly executed IRS Form W-8ECI, and (iii) if it is a Person described in clause (C) above, it will furnish to the Depositor and the Trustee a properly executed IRS Form W-8BEN (or, if the Transferee is treated as a partnership for federal income tax purposes, a properly executed IRS Form W-8IMY with appropriate certification for all partners or members attached). The Transferee also agrees that it will provide a new IRS form upon the expiration or obsolescence of any previously delivered form, and that it will provide such other certifications, representations or Opinions of Counsel as may be requested by the Depositor and the Trustee.

         9. The Transferee understands that any acquisition of Warrants (or any interest therein) in violation of Section 3.2(a)(1) (addressed in paragraph 2 hereof) or Section 3.2(a)(2) (addressed in paragraph 5 hereof) of Schedule III to the Trust Agreement shall be void ab initio and the purported transferee in such transfer shall not be recognized by any Person as a holder of such Warrants for any purpose. The Transferee understands that the Depositor and the Trustee shall each have the power to sell the Warrants (or any interest therein) of a purported Warrantholder (or owner of any interest therein) who acquired its interest in violation of Section 3.2(a)(1) or Section 3.2(a)(2) of Schedule III to the Trust Agreement or who continues to hold Warrants in violation of Section 3.2(a)(2) of Schedule III to the Trust Agreement.

         You and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                              Very truly yours,

                                              [Name of Transferee]



                                              By:
                                                 -------------------------------
                                              Name:
                                              Title: